SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) August 28, 2002


                             Tangent Solutions, Inc.
               (Exact Name of Registrant as Specified in Charter)


Delaware                             2-96392-A                        65-0952956
(State or Other Jurisdiction        (Commission                    (IRS Employer
of Incorporation)                   File Number)             Identification No.)


               6801 Powerline Road, Fort Lauderdale, Florida 33309 (Address of principal executive offices; zip code)


        Registrant's telephone number, including area code (954) 935-8109


          (Former Name or Former Address, if Changed Since Last Report)


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Item 4. Changes in Registrant's Certifying Accountant.

(a)(i) Sweeney Gates & Co. was dismissed by the Registrant as the Registrant's principal independent accountant effective August 28, 2002.

(ii) The principal accountant's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was either modified as to uncertainty, audit scope, or accounting principles.

(iii) The decision to change accountants was approved by the Board of Directors of the Registrant.

(iv) During the registrant's two most recent fiscal years and any subsequent interim period through the date of the principal accountant's termination on August 28, 2002, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

(2) Radin Glass & Co. has been engaged as the principal accountant to audit the Registrant's financial statements effective as of August 28, 2002.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a-b) None.

(c) Exhibits.

Index of Exhibits:

(16) Letter on Change in Certifying Accountant


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TANGENT SOLUTIONS, INC.

Date:  September 3, 2002
                                            By:  /s/  Vito Bellezza

                                                 Vito Bellezza
                                                 President and CEO